                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                    FORM 8-K

                                CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(d) OF
                     THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (date of earliest event reported): December 11, 2017

                                Aehr Test Systems
             (Exact name of Registrant as specified in its charter)

          California                    000-22893             94-2424084
(State or other jurisdiction of  (Commission File Number)  (I.R.S. Employer
 incorporation or organization)                         Identification Number)

                               400 Kato Terrace
                           Fremont, California 94539
         (Address of principal executive offices, including zip code)

                                 510-623-9400
             (Registrant's telephone number, including area code)

                                     N/A
         (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

ITEM 8.01.  OTHER EVENTS.

        As previously disclosed, on October 30, 2017 (the "Notification Date"), Aehr Test Systems (the "Company") received a letter from the NASDAQ Stock Market ("NASDAQ") noting that, as a result of the vacancies on the Company's Audit Committee and Compensation Committee created by the resignation of Robert R. Anderson, the Company was no longer in compliance with NASDAQ's audit and compensation committee requirements as set forth in NASDAQ Listing Rule 5605.

        On December 11, 2017, NASDAQ notified the Company that based on the appointments of William W. R. Elder to the Company's Audit Committee and Howard Slayen to the Company's Compensation Committee that the Company has regained compliance with NASDAQ's audit and compensation committee requirements as set forth in NASDAQ Listing Rule 5605.


                                  SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               Aehr Test Systems
                                                  (Registrant)
Date:  December 12, 2017
                                          By:   /S/ KENNETH B. SPINK
                                               -------------------------
                                               Kenneth B. Spink
                                               Vice President of Finance and
                                               Chief Financial Officer